SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement	☐ Confidential,For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ DefinitiveProxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

RENTECH, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

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4.	Date Filed:

RENTECH, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 25, 2003

You are cordially invited to attend the annual meeting of shareholders of Rentech, Inc. to be held at the Courtyard by Marriott, Cosmopolitan Room, 934 16th Street, Denver, Colorado, on Tuesday, March 25, 2003 at 9:00 a.m. (local time) for the following purposes:

1.	To elect two directors for terms of three years each;

2.	To vote upon a proposal to adopt the 2003 Stock Option Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Accompanying this notice is a form of proxy, a proxy statement, and a copy of Rentech’s 2002 annual report to shareholders. The 2002 annual report to shareholders is not a part of the proxy solicitation material.

Only holders of record of the common stock of Rentech at the close of business on January 15, 2003 will be entitled to notice of and to vote at the meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors

RONALD C. BUTZ, Secretary

Denver, Colorado
Date:    January 16, 2003

YOUR VOTE IS IMPORTANT
This proxy statement is furnished in connection with the solicitation of proxies by the Company, on behalf of the Board of Directors, for the 2003 annual meeting of shareholders. The proxy statement and the related proxy form are being distributed on or about January 21, 2003. You can vote your shares using one of the following methods:

•    Vote through the Internet at the website shown on the proxy card.
•    Vote by telephone using the toll-free number shown on the proxy card.
•    Complete and return a written proxy card.
•    Attend the Company’s 2003 annual meeting of shareholders and vote.

Votes submitted through the Internet or by telephone must be received by 4:00 p.m. Eastern Time, on March 24, 2003. Internet and telephone voting are available 24 hours per day. If you vote via Internet or telephone, you do not need to return a proxy card.

You are invited to attend the meeting; however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

RENTECH, INC.
1331 17th Street, Suite 720
Denver, Colorado 80202

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 25, 2003

This proxy statement is furnished to shareholders in connection with solicitation by the Board of Directors of Rentech, Inc. of proxies for use at the annual meeting of shareholders to be held at the Courtyard by Marriott, Cosmopolitan Room, 934 16th Street, Denver, Colorado, on Tuesday, March 25, 2003 at 9:00 a.m., local time, and at any adjournments or postponements of the meeting.

Rentech anticipates that this proxy statement and the accompanying form of proxy will be first sent or given to shareholders on or about January 21, 2003.

VOTING SECURITIES AND VOTING RIGHTS

Only shareholders of record at the close of business on January 15, 2003 are entitled to vote at the annual meeting or any adjournments or postponements of the meeting. On that date, 72,092,667 shares of common stock were outstanding. Each share of common stock outstanding on that date entitles the holder to one vote on each matter submitted to a vote at the meeting. Cumulative voting is not allowed.

Shareholders may vote in person or by proxy at the annual meeting. All properly executed proxies received prior to the commencement of voting at the meeting, and which have not been revoked, will be voted in accordance with the directions given. If no specific instructions are given for a matter to be voted upon, the proxy holders will vote the shares covered by proxies received by them (i) FOR the election of the nominees to the Board of Directors, (ii) FOR approval of the 2003 Stock Option Plan; and (iii) in accordance with the directors’ recommendations on any other matters that may come before the meeting.

A quorum for the transaction of business at the meeting requires the presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting. If a quorum is present at the meeting, the two nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting will be elected directors. Any other matters submitted to a vote of the shareholders will be approved if they receive the affirmative vote of the holders of a majority of shares present in person or by proxy and entitled to vote on the matter. Abstentions from votes and “broker non-votes” (shares held by brokers or nominees which are voted on at least one matter but which are not voted on a particular matter because the broker or nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner of such shares) will be counted as present for purposes of determining whether a quorum is present at the annual meeting. Abstentions will be treated as present and entitled to vote at the meeting. Accordingly, abstentions (i) will have no effect on the outcome of the election of directors, and (ii) will have the same effect as a vote against all other matters presented to shareholders at the annual meeting. Broker non-votes on a matter will not be considered present and entitled to vote on that matter, and accordingly, (i) will have no effect on the outcome of a matter requiring the approval of the holders of a plurality or majority of the shares present, in person or by proxy, and entitled to vote at the annual meeting, and (ii) will have the same effect as a vote against a matter requiring the approval of a majority of all shares outstanding and entitled to vote at the annual meeting.

Without affecting any vote previously taken, any shareholder may revoke a proxy at any time before it is voted, either by delivering to the Secretary of Rentech a written notice of revocation or a properly signed proxy bearing a later date, or by voting in person at the annual meeting. Attendance at the meeting will not in and of itself constitute a revocation of a proxy.

Proxies will be solicited primarily by mail. In addition, officers, directors and employees of Rentech may solicit proxies in person or by telephone and facsimile transmission, for which they will not receive additional compensation. Rentech will pay the costs of soliciting and distributing proxies. Rentech may engage third parties to assist in soliciting proxies. If it does, Rentech would incur additional costs. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Rentech’s Board of Directors currently consists of six members. The board is divided into three classes of two directors each. The directors in each class are elected for three years and until the election and qualification of their successors.

John J. Ball and Dr. Erich W. Tiepel have been nominated for reelection as directors for a term of three years each. The two nominees are presently members of the Board of Directors. All other members of the Board of Directors will continue in office until the expiration of their respective terms at the 2004 or 2005 annual meeting of shareholders.

If your vote is properly submitted through the Internet or by telephone, or if the accompanying proxy card is properly signed and returned to Rentech at or prior to the annual meeting, it will be voted for the election of the nominees, unless contrary instructions are specified. Although the Board of Directors has no reason to believe that either of the nominees will decline or be unable to serve as a director, should that occur, the persons appointed as proxies in the accompanying proxy card intend to vote, unless the number of nominees or directors is reduced by the Board of Directors, for such other nominee or nominees as the Board of Directors may designate. The Board of Directors recommends a vote FOR these two nominees.

Information Regarding Nominees for Election to the Board of Directors:

John J. Ball, Director -

Mr. Ball, age 59, has served as a director of Rentech since 1998. He formed the law firm, Broadhurst & Ball, Mississauga, Ontario, and was a partner from 1975 to 1984. He subsequently formed Keyser Mason Ball, Mississauga, as a senior partner from 1984 to present. Upon his admission to the Bar he joined the firm of McMillan Binch, Toronto, as an associate from 1971 to 1975. He received a Bachelor of Education and Arts Degree from Mount Allison University in 1966 and a Bachelor of Laws Degree from Dalhousie University in 1969. He was admitted to the Nova Scotia Bar in 1970 and the Ontario Bar in 1971. He is presently a director of The Mississauga Hospital, Chair of its Bio-Ethics Committee, and was a member of the Board Merger Committee in connection with the amalgamation of The Mississauga Hospital and The Queensway Hospital. Mr. Ball is past member of the Board and Executive Committees of Mount Allison University. He is a past Chair of the Vanier Cup, which sponsors the Canadian National University Football Championship.

Erich W. Tiepel, Director -

Dr. Tiepel, age 59, has served as a director of Rentech since 1983. Dr. Tiepel has 23 years of experience in all phases of process design and development, plant management and operations for chemical processing plants. In 1981, Dr. Tiepel was a founder of Resource Technologies Group, Inc. (RTG), a high technology consulting organization specializing in process engineering, water treatment, hazardous waste remediation, and regulatory affairs. Dr. Tiepel has been president of RTG since its inception. From 1977 to 1981 he was project manager for Wyoming Mineral Corporation, a subsidiary of Westinghouse Electric Corp., Lakewood, Colorado, where his responsibilities included management of the design, contraction and operation of ground water treatment systems for ground water cleanup programs. From 1971 to 1976 he was a principal project engineer for process research for Westinghouse Research Labs. From 1967 to 1971, he was a trainee of the National Science Foundation at the University of Florida in Gainesville, Florida. He obtained a Bachelor of Science degree in Chemical Engineering from the University of Cincinnati in 1967, and a Ph.D. in Chemical Engineering from the University of Florida in 1971.

Information Regarding Continuing Directors With Terms Expiring in 2004:

Ronald C. Butz, Vice President—Legal, Chief Operating Officer, Secretary and Director -

Mr. Butz, age 65, has served as a director of Rentech since 1984. In October 1989, Mr. Butz was appointed vice president of Rentech, in June 1990 he was appointed secretary, and in May 1998 he became chief operating officer. From 1984 to 1989, Mr. Butz was employed as president of Capital Growth, Inc., a privately-held Colorado corporation providing investment services and venture capital consulting. From 1982 to 1983, Mr. Butz was a shareholder, vice president and chief operating officer of World Agricultural Systems, Ltd., a privately-held Colorado corporation specializing in the international marketing of commodity storage systems. From 1966 to 1982, Mr. Butz was a practicing attorney in Denver, Colorado with the firm of Grant, McHendrie, Haines and Crouse, P.C. He received a Bachelor of Science degree in Civil Engineering from Cornell University in 1961 and a Juris Doctor degree from the University of Denver in 1965.

Douglas L. Sheeran, Director -

Mr. Sheeran, age 64, has served as a director of Rentech since 1998. Mr. Sheeran is managing director of FCI, Inc., which he founded in 1986. FCI Inc., is a human resource consulting firm located in Shrewsbury, New Jersey which specializes in executive staffing, merger planning and organizational effectiveness. FCI’s client base includes Fortune 500 and start-up firms in technology, pharmaceutical, automotive and consumer durable industries. From 1973 until 1986 Mr. Sheeran was employed by Purolator Automotive Group and became Vice President, Human Resources, with responsibilities for multiple North American business units. He held a number of human resource positions of increasing scope and responsibility with Home Life Insurance Company from 1960 to 1962, Kraft Foods from 1962 to 1965, Electronic Associates Inc. from 1965 to 1968, and Celanese Corporation from 1968 to 1973. These positions covered a range of labor relations, organizational development, compensation and benefit responsibilities at both operating sites and corporate staff. He received a Bachelor of Arts degree in Industrial Psychology from Miami University, Oxford, Ohio, in 1960.

Information Regarding Continuing Directors With Terms Expiring in 2005:

Dennis L. Yakobson, President, Chief Executive Officer, and Chairman of the Board -

Mr. Yakobson, age 66, is Chief Executive Officer of Rentech. He has served as a director of Rentech and chairman of the board since 1983. He was employed as vice president of administration and finance of Nova Petroleum Corporation, Denver, Colorado, from 1981 to 1983. From 1979 to 1983, he served as a director and secretary of Nova Petroleum Corporation, Denver, Colorado. He resigned those positions in November 1983 to become a director and assume the presidency of Rentech. From 1976 to 1981 he served as a director, secretary and treasurer of Power Resources Corporation, Denver, a mineral exploration company, and was employed by it as vice president-land. From 1975 to 1976 he was employed by Wyoming Mineral Corporation in Denver as a contract administrator. From 1971 through 1975 he was employed by Martin Marietta Corporation, Denver, as marketing engineer in space systems. From 1969 to 1971 he was employed by Martin Marietta (now Lockheed Martin Corporation) in a similar position. From 1960 to 1969 he was employed by Grumman Aerospace Corporation, his final position with it being contract administrator with responsibility for negotiation of prime contracts with governmental agencies. He received a Bachelor of Science degree in Civil Engineering from Cornell University in 1959 and a Masters Degree in Business Administration from Adelphi University in 1963.

John P. Diesel, Director -

Mr. Diesel, age 76, has served as a director of Rentech since 1998. In 1972 he became President of Newport News Shipbuilding, a wholly-owned subsidiary of Tenneco. There for five years he was responsible for, among other projects, the design and construction of the nuclear powered aircraft carriers Nimitz class and Los Angeles class submarines. In 1977 he moved to the position of Executive Vice President of Tenneco, Inc., with responsibility for its automotive, farm and construction equipment and packaging businesses. In 1978 he became President and a director of Tenneco. Mr. Diesel was employed by McQuay-Norris Manufacturing Co. from 1951 to 1957 in the production of proximity fuses. He joined Booz Allen and Hamilton in 1957, remaining there until 1961, and being elected to the partnership in that time. Mr. Diesel joined A.O. Smith Corporation as Vice President of

Planning, and held a series of manufacturing officer positions, including group vice president. During his tenure at Tenneco, and after retiring, Mr. Diesel served on numerous boards of directors. These directorships included the Aluminum Company of America, Brunswick Corp., Allied Stores, Pullman Corporation, Cooper Industries and Financial Institutions Reinsurance Group, Fansteel Inc., and Telepad Corporation. He received a Bachelor of Science degree in Industrial Engineering from Washington University in 1951. Prior to attending the university he served in the United States Navy as an aviator in the Western Pacific.

EXECUTIVE OFFICERS AND OTHER KEY MANAGERS

Information concerning the business experience of Mr. Butz and Mr. Yakobson, who serve as executive officers of Rentech, is provided under the previous section titled “Election of Directors.”

Charles B. Benham, Vice President-Research and Development -

Dr. Benham, age 66, was a founder of Rentech and has been an officer of Rentech since its inception in 1981. He served as president until 1983 and as a director from inception until 1996. From 1977 to 1981, Dr. Benham worked at the Solar Energy Research Institute in Golden, Colorado, on thermal and chemical processes for converting agricultural crop residues to diesel fuel, on thermochemical transport of solar energy using ammonia decomposition and steam reforming of methane, and on high temperature applications of solar energy. He was employed at the Naval Weapons Center, China Lake, California, from 1958 through 1977. There, he performed research and development on thermal and chemical processes for converting municipal solid wastes to liquid hydrocarbon fuels, thermochemical analyses of solid-fueled and ramjet engines, combustor modeling, rocket motor thrust vector control, rocket motor thrust augmentation, catalyst behavior in carbon monoxide oxidation, and in liquid hydrocarbon fuels for ramjet applications. Dr. Benham has published several articles in the fields of liquid fuel production from organic waste, catalyst pellet behavior and rocket propulsion. He received a Bachelor of Science degree in Mechanical Engineering from the University of Colorado in 1958, and a Master of Science degree in Engineering in 1964 and a Ph.D. in Engineering (energy and kinetics) in 1970, both from the University of California at Los Angeles.

Mark S. Bohn, Vice President-Engineering -

Dr. Bohn, age 52, a founder of Rentech, served as a director from its organization in 1981 to June 1998. Since November 9, 1998 he has been employed by Rentech as Vice President-Engineering. He became president of Rentech Services Corporation upon its organization as a wholly-owned subsidiary in 1999. From 1978 to November 1998 he was employed by Midwest Research Institute at the Solar Energy Research Institute (now National Renewable Energy Laboratory) in Golden, Colorado. He was employed from 1976 through 1978 at the General Motors Research Laboratories in Warren, Michigan. Dr. Bohn is a registered Professional Engineer in Colorado and a Member of the American Society of Mechanical Engineers and the American Institute of Chemical Engineers. He has published numerous articles on liquid fuel production, organic waste, heat transfer, power cycles, aerodynamics, optics, acoustics, and solar thermal energy. He co-authored the textbook Principles of Heat Transfer (Brooks Cole Publishing). He received a Bachelors degree in Mechanical Engineering from Georgia Institute of Technology, Atlanta, Georgia, in 1972, and a Master of Science degree in Mechanical Engineering in 1973 and a Ph.D. in Mechanical Engineering in 1976, both from the California Institute of Technology, Pasadena, California.

Jim D. Fletcher, President, Petroleum Mud Logging, Inc. -

Mr. Jim D. Fletcher, age 57, has been president of Petroleum Mud Logging, Inc. since August 1999. Mr. Fletcher has been employed in the mud logging services industry since 1973. From 1995 to August 1999, Mr. Fletcher was employed by Penson Well Logging as its general manager and marketing officer. From 1988 through 1994, Mr. Fletcher worked for Petroleum Mud Logging, Inc. of Oklahoma City, as a mud logging technician. This corporation sold its assets to Rentech, Inc. in 1999, which is continuing the business. After the purchase by Rentech, Petroleum Mud Logging then named Mr. Fletcher as its general manager, and he continues in that position. From 1981 to 1988, Mr. Fletcher was employed by OFT Exploration in Oklahoma City as a well site geologist, and also worked as a consulting geologist. His first work experience was with Dresser Industries in 1973 to 1974 as a mud logger. Mr. Fletcher obtained a B.S. in Business Administration and a minor in Geology and Economics from Southwestern State College of Oklahoma in 1974.

Frank L. Livingston, President, OKON, Inc. -

Mr. Frank L. Livingston, age 60, has served as president and general manager of OKON, Inc. since Rentech acquired that subsidiary in March 1997. Mr. Livingston joined OKON in 1975 as sales manager and was promoted to Vice President of Sales in 1984. Mr. Livingston also became a 24% owner of OKON at that time. In addition to his sales and marketing responsibilities, he was also responsible for manufacturing and research and development of new products for OKON. Mr. Livingston also served on OKON’s board of directors. Since the sale of OKON to Rentech in 1997, Mr. Livingston continues to serve on OKON’s board of directors. From 1971 to 1975 Mr. Livingston was employed by Gates Rubber Co. in Denver, Colorado as a sales and marketing manager for a specialty chemical venture start-up business within the company. He also worked as a research market analyst for the venture group. Projects of the venture group included specialty chemicals and lead-acid battery technology, as well as rubber products made by the company for off-shore oil exploration and production. He was employed by Mallinckrodt Chemical Co. from 1965 to 1971. While with it, he worked as a process research chemist and formulator prior to becoming a specialty marketing manager for the industrial chemical division. He received a Bachelor of Science Degree in Chemistry from Colorado State University in 1965.

Gary A. Roberts, President, REN Corporation -

Mr. Gary A. Roberts, age 64, has been President of REN Corporation since founding the company in 1979. Prior to starting REN, Mr. Roberts was a Research Engineer in the School of Mechanical Engineering at Oklahoma State University. As a Program Manager at the Fluid Power Research Center, he was responsible for projects to develop testing concepts and equipment for the U.S. Army and numerous industrial sponsors. Mr. Roberts was a United States delegate to ISO TC131, the International Standards body which developed standard testing procedures for the fluid power industry. From 1963 to 1970, he served as Manager of Quality Engineering for Cessna Fluid Power Division, Hutchinson, Kansas. Mr. Roberts is a Registered Professional Engineer in California. He holds an Associate Degree in Business Administration from the Hutchinson Community College as well as Bachelor of Science and Master of Science Degrees in Engineering from Oklahoma State University.

James P. Samuels, Vice President-Finance, Treasurer, and Chief Financial Officer -

Mr. James P. Samuels, age 55, has served as Vice President-Finance, Treasurer and Chief Financial Officer of Rentech since May 1, 1996. He has executive experience in general corporate management, finance, sales and marketing, information technologies, and consulting for both large companies and development stage businesses. From December 1995 through April 1998, he provided consulting services in finance and securities law compliance to Telepad Corporation, Herndon, Virginia, a company engaged in systems solutions for field force computing. From 1991 through August 1995, Mr. Samuels served as chief financial officer, vice president-finance, treasurer and director of Top Source, Inc., Palm Beach Gardens, Florida, a development stage company engaged in developing and commercializing state-of-the-art technologies for the transportation, industrial and petrochemical markets. During that employment, he also served during 1994 and 1995 as president of a subsidiary of Top Source, Inc. From 1989 to 1991, he was vice president and general manager of the Automotive group of BML Corporation, Mississauga, Ontario, a privately-held company engaged in auto rentals, car leasing, and automotive insurance. From 1983 through 1989, Mr. Samuels was employed by Purolator Products Corporation, a large manufacturer and distributor of automotive parts. He was president of the Mississauga, Ontario branch from 1985 to 1989; a director of marketing from 1984 to 1985; and director of business development and planning during 1983 for the Rahway, New Jersey filter division headquarters of Purolator Products Corporation. From 1975 to 1983, he was employed by Bendix Automotive Group, Southfield, Michigan, a manufacturer of automotive filters, electronics and brakes. He served in various capacities, including group director for management consulting services on the corporate staff, director of market research and planning, manager of financial analysis and planning, and plant controller at its Fram Autolite division. From 1973 to 1974, he was employed by Bowmar Ali, Inc., Acton, Massachusetts, in various marketing and financial positions, and in 1974 he was managing director of its division in Wiesbaden, Germany. He received a Bachelor’s degree in Business Administration from Lowell Technological Institute in 1970, and a Master of Business Administration degree in 1972 from Suffolk University, Boston, Massachusetts. He completed an executive program in strategic market management through Harvard University in Switzerland in 1984.

There are no family relationships among the executive officers. There are no arrangements or understandings between any officer and any other person pursuant to which that officer was selected.

PROPOSAL NO. 2

ADOPTION OF THE 2003 STOCK OPTION PLAN

The stockholders are asked to consider and vote upon a proposal to approve the 2003 Stock Option Plan (2003 Plan) which was adopted by the Board of Directors as of January 9, 2003 subject to shareholder approval. The primary provisions of the 2003 Plan are described in the following paragraphs.

The Board of Directors believes that the 2003 Plan will help attract, retain and motivate Rentech’s key employees, directors and consultants, as well as achieve the goal of aligning management and shareholder interests, and is therefore in the Company’s best interests.

Adoption of the 2003 Stock Option Plan requires the affirmative vote of at least a majority of the shares voting on such matter. The Board of Directors recommends that you vote FOR the adoption of the 2003 Plan.

Summary of the 2003 Plan:

Shares Subject to the 2003 Plan.    The aggregate number of shares of Rentech’s common stock that may be issued to grantees under the 2003 Plan is 500,000 shares. The 2003 Plan provides for appropriate adjustment in the number of shares subject to the 2003 Plan and to the grants previously made if there is a stock split, stock dividend, reorganization or other relevant change affecting Rentech’s corporate structure or its equity securities. If shares under a grant are not issued to the extent permitted prior to the expiration or forfeiture of the grant, then those shares would again be available for inclusion in future grants. No grant shall be made under the 2003 Plan after January 8, 2013, but awards granted prior to or on that date may extend beyond that time.

Administration.    The 2003 Plan is administered by the compensation committee, the members of which meet the SEC definition of “disinterested directors” and the IRS definition of “outside directors.” The stock option committee selects the participants, grants awards of stock options, establishes rules and regulations for the operation of the 2003 Plan and determines option terms, vesting schedules and number of shares subject to grants. With respect to any awards granted, other than those to executive officers and anyone else subject to Section 16 of the Securities Exchange Act of 1934, the stock option committee may delegate to the Chief Executive Officer its authority to select the participants and determine option terms, vesting schedules and number of shares subject to each grant.

Eligible Participants.    All employees are considered responsible for contributing to the management, growth and profitability of the business of Rentech, and all employees, directors, and consultants are eligible to be selected to receive grants under the 2003 Plan. As of December 31, 2002 there were approximately 76 employees, two of whom are employee-directors, and six directors who are eligible to receive stock option grants.

Stock Options.    Options granted under the 2003 Plan will be in the form of either incentive stock options (ISOs), which meet the requirements of Section 422 of the Internal Revenue Code (the Code), or nonqualified stock options (NSOs), which do not meet such requirements. Only employees may receive ISOs. The term of an option will be fixed by the stock option committee, but no option may have a term of more than ten years from the date of grant. Options will be exercisable at such times as determined by the stock option committee. The option exercise price is fair market value on the date of grant which is determined by the average of the closing bid and asked prices of a share of common stock on the date of grant if the date of grant is a trading date, or, if not, on the most recently completed trading date prior to the date of grant, as reported by Nasdaq. (On January 14, 2003, the closing sale price of a share of common stock was $0.47) The date of grant is the date on which the stock option committee grants an award or such other date as the stock option committee may designate at the time of the award. The grantee will pay the option price in cash or, if permitted by the stock option committee, by delivering to the Company shares of common stock already owned by the grantee that have a fair market value equal to the option exercise price.

Code Limitations on Incentive Stock Options.    The Code currently places the following limitations on the award of ISOs. No ISO may be granted to a participant who owns, at the date of grant, in excess of 10% of the total outstanding common stock unless the exercise price of the ISO is at least 110% of the fair market value on the date of grant and the term of the ISO is no more than five years from the date of grant. The total fair market value of shares subject to ISOs which are exercisable for the first time by any optionee in any given calendar year cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations.

Transferability of Awards.    All stock options are non-transferable and may be exercised during the grantee’s lifetime only by the grantee and may not be transferred other than by will or by the laws of descent and distribution. No award of an option may be assigned, pledged, hypothecated or otherwise alienated or encumbered (whether by operation of law or otherwise), and any attempt to do so shall be null and void. ISOs will be non-transferable in accordance with the provisions of the Code.

Termination of Employment.    Vested options can be exercised for a period no longer than one year after the death or disability of the grantee. Unless an earlier date is fixed by the stock option committee at the time of grant, unvested portions of stock options immediately expire upon termination of employment for any other reason, but vested portions of the options may be exercised for up to three months following the termination, unless termination is for cause. If the Company terminates employment for cause, all unexercised awards expire upon the termination. Termination of employment by a participant will not be deemed to occur upon: (i) transfer of a participant among the Company and its subsidiaries; and (ii) a leave of absence for a company-approved purpose. Termination of ISOs will be in accordance with the provisions of the Code.

Conditions Upon Exercise of Stock Options.    Shares of stock may not be issued or delivered upon exercise of a stock option until the optionee pays in full the exercise price and any required tax withholding and, if applicable, the completion of registration and listing of the shares or qualification as a private placement and the obtaining of any other required approvals.

Federal Tax Consequences.    There are no Federal income tax consequences to a participant or Rentech upon the grant of an ISO or NSO. Otherwise, however, ISOs and NSOs are treated differently for income tax purposes.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods previously described, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of: (i) the amount realized on disposition less the optionee’s adjusted basis in the stock (usually the exercise price), or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirements previously described. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

An optionee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Rentech is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain or subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. Rentech does not receive a deduction for this gain.

Amendments and Discontinuance.    The Board of Directors may amend, alter or discontinue the 2003 Plan, provided that any such amendment, alteration or discontinuance does not impair the rights of any grantee, without his or her consent, under any stock option previously granted. The Board of Directors may not, without shareholder approval, (i) increase the total number of shares reserved for issuance under the 2003 Plan, (ii) change the employees or class of employees eligible to participate in the 2003 Plan, or (iii) extend the maximum option period as provided in the 2003 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of September 30, 2002 with respect to our compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,158,000	$0.70	430,000
Equity compensation plans not approved by security holders(1)(2)(3)	1,917,000	$0.77	0
Total	3,075,000	$0.74	430,000

(1)    Includes stock options to purchase 1,134,000 shares of common stock issued as compensation to employees pursuant to individual grants that were approved by the board of directors. These options may be exercised for terms of five years from the dates of the grants. The exercise prices payable in cash upon exercise of the options are the market value of our stock on the day of the respective grants.

(2)    Includes stock options to purchase 88,000 shares of common stock issued to employees pursuant to the 2003 Stock Option Plan.

(3)    Includes stock options to purchase 695,000 shares of common stock issued to consultants pursuant to individual compensation arrangements. These stock options have expiration dates ranging between three and five years from the dates of the grants. The exercise prices of these options range between $0.55 and $1.25 per share, and are not based on the market value of our stock on the day of the respective grants.

The following table sets forth certain information as of January 15, 2003 by (i) all persons who own of record or are known to the Company to beneficially own more than 5% of the issued and outstanding shares of the Company’s voting securities and (ii) by each director, each director nominee, each of the executive officers named in the tables under “Executive Compensation” and by all executive officers and directors as a group:

Title of Class	Name and Address of Beneficial Owner(1)(2)	Amount and Nature of Beneficial Ownership(3)		Percent of Class
Common	C. David Callaham(4)	5,009,550	(5)	6.9%
Common	John J. Ball (6)	177,000		*
Common	Charles B. Benham	846,320		1.2%
Common	Mark S. Bohn	901,710		1.3%
Common	Ronald C. Butz(7)	775,031		1.1%
Common	John P. Diesel	175,000		*
Common	James P. Samuels	701,500		*
Common	Douglas L. Sheeran	265,850		*
Common	Erich W. Tiepel	510,725		*
Common	Dennis L. Yakobson(8)	965,824		1.3%
	All Directors and Executive Officers as a Group (9 persons)	5,318,960		7.4%

*	Less than 1%.

(1)
Except as otherwise noted and subject to applicable community property laws, each of these shareholders has sole voting and investment power with respect to the shares beneficially owned. The business address of each director and executive officer is c/o Rentech, Inc., 1331 17th Street, Suite 720, Denver, CO 80202.

(2)
Shares of common stock subject to options that are exercisable within 60 days of the date of this proxy statement are deemed outstanding for purposes of computing the percentage ownership of such person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The following shares of common stock subject to stock options are included in the table: John J. Ball—100,000; Charles B. Benham—190,000; Mark S. Bohn—140,000; Ronald C. Butz—210,000; John P. Diesel—100,000; James P. Samuels—180,000; Douglas L. Sheeran—100,000; Erich W. Tiepel—110,000; Dennis L. Yakobson—210,000.

(3)	Information with respect to beneficial ownership is based upon information furnished by each shareholder or contained in filings with the Securities and Exchange Commission.
(4)	Mr. Callaham’s address is 10804 N.E. Highway 99, Vancouver, WA 98686.
(5)	Includes 415,350 shares of common stock underlying stock purchase warrants.
(6)	Includes 2,000 shares of common stock held by Mr. Ball’s wife, as to which Mr. Ball disclaims beneficial ownership.
(7)	Does not include 237,432 shares of common stock held by Mr. Butz’s wife, as to which Mr. Butz disclaims beneficial ownership.
(8)	Includes 8,000 shares of common stock held by Mr. Yakobson’s wife, as to which Mr. Yakobson disclaims beneficial ownership.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held five meetings during the fiscal year ended September 30, 2002. No director attended fewer than 75% of the meetings of the Board of Directors held during the period for which he has been a director or of the meetings of committees of the Board of Directors on which he served during the period that he served. Directors who are not employees of Rentech are not paid fees for their services. Instead, they have been granted stock options and stock as consideration.

The Board of Directors has a standing audit committee, a stock option committee and a compensation committee.

The audit committee of the Board of Directors reports to the board regarding the appointment of the Company’s independent public accountants, the scope and results of its annual audits, compliance with accounting and financial policies and management’s procedures and policies relative to the adequacy of internal accounting controls. During fiscal 2002, the audit committee consisted of Mr. Ball, Mr. Diesel and Dr. Tiepel, all of whom are independent directors of the Company as defined by the listing standards of the American Stock Exchange. During fiscal 2002, the audit committee met four times.

The compensation committee is comprised of Mr. Douglas L. Sheeran and Dr. Erich W. Tiepel. None of these directors have ever served as officers of the Company. The committee met four times during the last fiscal year.

EXECUTIVE COMPENSATION

Employment Contracts

Executive officers generally are elected at the annual director meeting immediately following the annual shareholder meeting. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment our best interests will be served thereby, without prejudice to contractual rights, if any, of the person so removed.

There are no family relationships among the executive officers. There are no arrangements or understandings between any officer and any other person pursuant to which that officer was elected.

Executive Employment Agreements

We have entered into employment agreements with the executive officers identified in the following table. These agreements provide for annual base salaries which may be increased by us from time to time, with annual cost of living increases. In addition, each employment agreement entitles the employee to participate in employee benefit plans that we may from time to time offer to our employees.

Each agreement is for an initial term of three years. Upon the expiration of each year, the term is extended for one year, unless either we or the employee elect not to extend the term, so that a three-year term remains in effect, unless one party has rejected the extension.

Under each agreement, employment may be terminated as follows:

•	by us upon the employee’s death, disability or cause;

•
by the employee if the employee’s annual salary is decreased; the employee is relocated without consent; we have breached the employment agreement; we have purported to terminate the employee without giving reasonable notice of the basis; or upon disability.

If employment is terminated by reason of death, we will continue to pay salary monthly for 12 months, or if for disability, we will pay an amount equal to the employee’s annual salary upon termination. If we wrongfully terminate the employee’s employment, we are required to pay severance pay in a lump sum equal to three times the annual salary, and other damages resulting from our breach, including those for loss of employee benefits during the remaining term of the agreement.

By each agreement, the employee is prohibited from disclosing to third parties, directly or indirectly, our trade secrets, either during or after the employee’s employment with our company, other than as required in the performance of the employee’s duties while employed by us. The agreement also provides that the employee will not have or claim any right, title or interest in any invention owned by us. The employee also agrees to irrevocably assign to us all of the employee’s right, title and interest in and to any and all inventions and concepts made, or conceived by the employee during his or her period of employment with us and which related to our business, whether or not developed on the employee’s own time. Each employee further agrees that during the period of employment with us and for a period of three years following the termination of employment, the employee will not compete with us, and for a period of one year, not to solicit our business customers or employees to discontinue or change their relationship with us.

Our success with our technology and in implementing our business plan to develop advanced technology businesses are both substantially dependent upon the contributions of our executive officers, scientists and key employees. At this stage of our development, economic success of the Rentech GTL Technology depends upon design of conversion plants and their startup to achieve optimal plant operations. That effort and growth of our subsidiary businesses requires knowledge, skills, and relationships unique to our key personnel. Moreover, to successfully compete with our Rentech GTL Technology and other technologies, we will be required to engage in continuous research and development regarding processes, products, markets and costs. Loss of the services of the executive officers or other key employees could have a material adverse effect on our business, operating results and financial condition. We do not have key man life insurance. We believe our employment contracts with our key personnel will be extended.

Compensation

The following tables show the compensation paid by us or any of our subsidiaries during the fiscal years indicated, to our chief executive officer and our four most highly compensated executive officers other than the chief executive officer.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary	(1) Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/SARs	LTIP Payouts	All Other Compensation
		($)	($)	($)	($)	(#)	($)	($)
Dennis L. Yakobson	2002	$238,383	—	—	—	95,000	—	—
Chief Executive	2001	$235,437	—	—		60,000	—	—
Officer(2)	2000	$224,950	$120,147	—	—	—	—	—

Ronald C. Butz	2002	$211,294	—	—	—	95,000	—	—
Chief Operating	2001	$208,683	—	—	—	60,000	—	—
Officer(3)	2000	$199,388	$88,147	—	—	—	—	—

Charles B. Benham	2002	$150,948		—	—	90,000	—	—
Vice President—	2001	$148,483	—	—		50,000	—	—
Research & Development(4)	2000	$141,842	$43,046	—	—	—	—	—

Mark S. Bohn	2002	$150,948	—	—	—	40,000	—	—
Vice President—	2001	$147,550	—	—	—	50,000	—	—
Engineering(5)	2000	$132,512	$43,046	—	—	—	—	—

James P. Samuels	2002	$149,865	—	—	—	80,000	—	—
Chief Financial	2001	$146,501	—	—	—	50,000	—	—
Officer(6)	2000	$140,031	$52,884	—	—	—	—	—

(1)	After payment of personnel income tax obligations on these sums, the recipients individually elected to invest all their net bonus amounts in Rentech by exercising stock options.
(2)
Of this amount, $64,300, $43,314, and $42,910 were non-funded deferred compensation as of September 30, 2002, 2001, and 2000, respectively, with a balance of non-funded deferred compensation as of September 30, 2002 of $209,490.

(3)
Of this amount, $54,622, $32,936 and $31,613 were non-funded deferred compensation as of September 30, 2002, 2001, and 2000, respectively, with a balance of non-funded deferred compensation as of September 30, 2002 of $156,646.

(4)	Of this amount, $17,017 was non-funded deferred compensation as of September 30, 2002, with a balance of non-funded deferred compensation as of September 30, 2002 of $22,080.
(5)	Of this amount, $17,107 was non-funded deferred compensation as of September 30, 2002, with a balance of non-funded deferred compensation as of September 30, 2002 of $22,080.
(6)	Of this amount, $16,985 was non-funded deferred compensation as of September 30, 2002, with a balance of non-funded deferred compensation as of September 30, 2002 of $8,740.

OPTION/SAR GRANTS

The following table sets forth information with respect to the named executives concerning the grant of stock options and/or limited SARs during the last fiscal year:

Option/SAR Grants in Last Fiscal Year*

	Individual Grants				Grant Date Value
(a)	(b)	(c)	(d)	(e)	(f)
Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value

Dennis L. Yakobson	25,000	9.0%	$0.47	01/17/2007	$0.47
	70,000		$0.41	07/10/2007	$0.41
Ronald C. Butz	25,000	9.0%	$0.47	01/17/2007	$0.47
	70,000		$0.41	07/10/2007	$0.41
Charles B. Benham	20,000	8.5%	$0.47	01/17/2007	$0.47
	70,000		$0.41	07/10/2007	$0.41
Mark S. Bohn	20,000	8.5%	$0.47	01/17/2007	$0.47
	20,000		$0.41	07/10/2007	$0.41
James P. Samuels	20,000	7.6%	$0.47	01/17/2007	$0.47
	60,000		$0.41	07/10/2007	$0.41

*	The market price is the closing market price on the date of grant.

OPTION/SAR EXERCISES AND HOLDINGS

The following table sets forth information with respect to the named executives, concerning the exercise of options and/or limited SARs during the last fiscal year and unexercised options and limited SARs held as of the end of the last fiscal year.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values:

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End(#) Exercisable/ Unexercisable		Value of Unexercised In-the-Money Options/SARs at FY-End Exercisable/ Unexercisable ($)
Dennis L. Yakobson	60,000	$17,675	210,000	(1)	$14,650
Ronald C. Butz	0	$0	210,000	(1)	14,650
Charles B. Benham	60,000	$17,675	190,000	(1)	14,100
Mark S. Bohn	60,000	$17,675	140,000	(1)	5,600
James P. Samuels	220,000	$69,400	180,000	(1)	12,400

(1)	Exercisable.

Compensation Committee Report on Executive Compensation

The Compensation Committee was composed of two independent, non-employee directors of the Company during the 2002 fiscal year. Neither of the members were former employees of the Company. During fiscal 2002, the Compensation Committee members were Douglas L. Sheeran and Dr. Erich W. Tiepel. The Compensation Committee’s primary function is to review and recommend salary levels of, bonus plans, and stock option grants to executive officers, including the compensation of the Chief Executive Officer. During fiscal 2002, the Compensation Committee met once.

The Compensation Committee seeks to align executive compensation with the value achieved by the executive team for the Company’s stockholders. Toward that goal, the Company’s compensation program emphasizes both short-and long-term incentives designed to attract, motivate, and retain highly qualified executives who will effectively manage the Company and maximize stockholder value. The Company uses salary, executive officer bonuses and stock options to motivate executive officers to achieve the Company’s business objectives and to link the incentives of officers with the long-term interests of stockholders. The Compensation Committee reviews and evaluates each executive officer’s base and variable compensation annually relative to corporate performance and comparative market information. In preparing the performance graph for this Proxy Statement, the Company has selected the AMEX Major Market Index and the Dow Jones US Oilfield Drilling, Equipment & Services Index as its peer groups. The companies that the Company included in its salary surveys are not necessarily those included in the indices, as those companies may not compete with the Company for executive officers. The Compensation Committee also considers other factors, including job performance, responsibilities, experience, contribution to the Company’s objectives, the goal of achieving positive earnings, and internal pay equity among the executive officers and employees in general. These factors are considered subjectively in the aggregate, and none of the factors is accorded a specific weight. In setting total compensation, the Compensation Committee considers individual and Company performance, in addition to market information. The current employment contracts relate the compensation of the individual executives to data from an executive compensation survey of 2000, as updated in 2001. The contracts provide for cost of living only. The compensation levels have not been increased since March of 2001, and were not increased in calendar year 2002 to reflect the increase in the cost of living index.

The Company has considered the potential impact of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(M) disallows a tax deduction to any publicly-held corporation for individual compensation exceeding $1 million in any taxable year paid to the chief executive officers or any of the four other most highly compensated executive officers, unless the compensation is commission or performance-based. The Company’s policy is to qualify to the extent reasonable its executive officers’ compensation for deductibility under applicable tax laws. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Compensation Committee believes that compensation attributable to any options granted under the Company’s 2002 stock option plans during the fiscal year ended September 30, 2002 will qualify as performance-based compensation in accordance with the regulations under Section 162(m), the Compensation Committee believes that Section 162(m) will not reduce the tax deductibility of that compensation by the Company.

The Compensation Committee establishes the base salaries, cash bonuses and long-term incentive compensation for the Company’s executive officers. It is the policy of the committee to position the base salaries of Rentech’s executives at levels comparable to those provided to executives of other companies it deems comparable. These include companies engaged in development of new technologies. The policy is designed to link each executive’s compensation to individual performance and the Company’s achievement of its goals.

This report is submitted by the members of the Compensation Committee.

Douglas L. Sheeran
Dr. Erich W. Tiepel

REPORT OF THE AUDIT COMMITTEE

We have reviewed and discussed the audited financial statements of Rentech for fiscal year 2002 with management. We have also discussed the audited financial statements with Rentech’s independent auditors and with management. Our discussions with the independent auditors included, among other things, discussions relating to the auditor’s responsibility under generally accepted auditing standards, the processes used by our management in formulating accounting estimates, significant adjustments made during the audit, any disagreements with our management and any difficulties encountered by the independent auditors in performing the audit. We have also received and reviewed written disclosures from the independent auditors relating to any and all relationships between them and Rentech, and we discussed with the auditors any relationship that might affect the objectivity or independence of the independent auditors. Based on those discussions, we are not aware of any relationship between the independent auditors and Rentech that affects the objectivity or independence of the independent auditors.

Based on the discussions and our review discussed above, we recommended to the Board of Directors that the audited financial statements for fiscal year 2002 be included in Rentech’s Annual Report on Form 10-K for fiscal year 2002 for filing with the SEC. The functions of the audit committee are described in the Company’s audit committee charter.

This report is submitted by the members of the audit committee.

John J. Ball
John P. Diesel
Dr. Erich W. Tiepel

In accordance with the rules and regulations of the SEC, neither the report of the audit committee, the compensation committee, nor the performance graph appearing below will not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Exchange Act and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

Stock Performance Chart

The following chart compares the yearly percentage change in the cumulative shareholder return on our common stock from October 1997 to the end of the fiscal year ended September 30, 2002 with the cumulative total return on the AMEX Major Market Index and the Dow Jones US Oilfield Equipment & Services Index, a published line-of-business index. The comparison assumes $100 was invested on September 30, 1997 in our common stock and in each of the foregoing indices and assumes dividends, if any, were reinvested.

Total Return Analysis

	09/30/1997	09/30/1998	09/30/1999	09/30/2000	09/30/2001	09/30/2002
Rentech, Inc.	$100.00	$108.34	$59.53	$225.00	$73.81	$69.05
DJ US Oil Drilling, Equip. & Services	$100.00	$55.61	$71.42	$104.10	$50.08	$50.94
AMEX Major Market	$100.00	$105.75	$132.76	$127.50	$115.31	$102.85

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Rentech’s executive officers and directors are required to file reports of ownership and changes in ownership of Rentech’s securities with the Securities and Exchange Commission as required under provisions of Section 16(a) of the Securities Exchange Act of 1934. Based solely on our review of Securities and Exchange Commission filings and amendments to those forms submitted to it, Rentech believes that during the last fiscal year all directors and executive officers have complied with the applicable filing requirements.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

On August 19, 2002, upon the recommendation of the Audit Committee, the Board of Directors dismissed BDO Seidman, LLP as our independent accountants for fiscal year 2002 and selected Ehrhardt Keefe Steiner & Hottman P.C., as our independent certified public accountants for fiscal year 2002 and the current fiscal year. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in Rentech nor any connection with Rentech in any capacity otherwise than as independent accountants.

A representative of Ehrhardt Keefe Steiner & Hottman P.C. is expected to be present at the annual meeting of shareholders to answer proper questions and will be afforded an opportunity to make a statement regarding the financial statements. Rentech does not expect that representatives of BDO Seidman, LLP will attend the meeting. If they do, they will have the opportunity to make a statement, if they desire to do so. If representatives of BDO Seidman, LLP do attend the meeting, they are expected to be available to respond to appropriate questions.

SERVICES PERFORMED BY THE COMPANY’S AUDITORS

Audit Fees.    For the year ended September 30, 2002, the Company incurred professional fees and out-of-pocket expenses to its auditors in the amount of $137,630 related to auditing services.

Financial Information Systems Design and Implementation Fees.    No fees were billed to us billed to us by our auditors for these services during fiscal 2002.

All Other Fees.    The Company was billed $65,987 by its auditors for tax preparation and consulting services provided during fiscal year 2002.

The Company’s audit committee has considered whether the non-audit services provided by the Company’s auditors in connection with the year ended September 30, 2002 were compatible with the auditors’ independence.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the annual meeting of shareholders held in 2004 must be received by Rentech’s corporate secretary on or before September 18, 2003, in order to be eligible for inclusion in Rentech’s proxy statement and form of proxy. To be included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

OTHER BUSINESS

Management does not know of any other matters to be brought before the annual meeting. If any other business items not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with the directors’ recommendations on those matters.

By Order of the Board of Directors,

January 16, 2003	RONALD C. BUTZ Secretary

RENTECH, INC.

1331 17TH STREET, SUITE 720
DENVER, COLORADO 80202

VOTE BY INTERNET - www.proxyvote.com
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VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Rentech, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                 RNTECH                                 KEEP THIS PORTION FOR YOUR RECORD

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RENTECH, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. ELECTION OF DIRECTORS (for terms described in the proxy statement):	For Withhold For All All All Except ☐ ☐ ☐	To withheld authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Nominees: 1) John J. Ball 2) Dr. Erich W. Tiepel
2. Approval of 2003 Stock Option Plan:		For Against Abstain ☐ ☐ ☐

3.    In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature                                                      Date                    Signature (Joint Owners)                                                 Date

PROXY	Rentech, Inc.	PROXY

Annual Meeting of Shareholders - March 25, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Rentech, Inc., a Colorado Corporation, hereby acknowledge(s) receipt of the Proxy Statement dated January 16, 2003, and hereby appoint(s) Linda Kansorka or Mark Koenig, and either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned at the Annual Meeting of Shareholders of Rentech, Inc., to be held March 25, 2003 at 9:00 a.m., Mountain Standard Time, at Courtyard by Marriott, Cosmopolitan Room, 934 - 16th Street, Denver, Colorado, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the recommendations of the Board of Directors indicated on the reverse side, and according to the discretion of the Board of Directors for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)